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                                                                    EXHIBIT 99.2


            GLOBAL TELESYSTEMS, INC. COMMENCES CONSENT SOLICITATION
                        ON 9-7/8% SENIOR NOTES DUE 2005

                       Consent to Remain Open for 7 Days

     LONDON, (November 13, 2000) -- Global TeleSystems, Inc. (NYSE: GTS; Easdaq:
GTSG; Frankfurt: GTS) ("GTS"), the leading provider of e*Business and borderless broadband services across Europe, today announced that it is soliciting consents from holders of its 9-7/8% Senior Notes due 2005 (the "Notes") to amendments of certain provisions of the indenture governing the Notes. The consent solicitation will expire at 5:00 p.m. New York City time on November 21, 2000, unless extended by GTS prior to such date.

     GTS will make a payment equal to 1% of the principal amount of the Notes ($10 in cash for each $1,000 principal amount of Notes) to each holder of Notes whose consent is received and accepted prior to the expiration date. The record date of the consent solicitation is November 17, 2000. GTS will pay this consent payment promptly after the execution of a supplemental indenture effecting the amendments.

     The purpose of the consent solicitation is to permit GTS to modify certain provisions of the indenture governing the Notes in order to provide GTS with greater flexibility to, among other things, restructure the operations of its Global TeleSystems (Europe) Limited subsidiary, formerly known as Esprit Telecom Group plc ("Esprit Telecom"), and address the indebtedness represented by Esprit Telecom's publicly traded debt securities and long-term debt owed to GTS by Esprit Telecom. GTS currently intends that Esprit Telecom will continue to meet its trade obligations consistent with past practices while GTS addresses its options with regard to Esprit Telecom.

     The detailed terms and conditions of the consent solicitation are contained in the consent solicitation statement dated November 13, 2000. Holders of Notes can obtain copies of such statement and related material from the information agent for the consent solicitation, Georgeson Shareholder Communications Inc. at 1-800-223-2064 (toll free) or 212-440-9800 (collect). Credit Suisse First Boston ("CSFB") is acting as the Solicitation Agent for the transaction. Questions regarding the consent solicitation can be addressed to CSFB at 1-800-237-5022 ext. 7625 (toll free) or (310) 282-7625 (collect) or to CSFB's Liability Management Group, 1-800-820-1653 (toll free) or (212) 538-8474 (collect).

ABOUT GTS (WWW.GTS.COM)

     GTS is the leading provider of e*Business and borderless broadband services across Europe, serving businesses and carriers with a range of broadband, hosting, Internet/IP and voice services. As an industry leader in Europe, the company has the largest cross-border fiber optic network; the largest Tier-1 IP backbone (GTS Ebone); the most widely deployed pan-European e*Business sales and service staff; and the largest pan-European customer base. GTS's first and most extensive trans-European broadband fiber network includes on-net points of presence in 38 European cities (50 cities planned) and stretches across 17,500 route kilometers (25,000 route kilometers planned) with seven city enterprise networks (CENS) (14 CENS planned), providing intra-city bandwidth. The company has its European operating headquarters in London; other corporate offices in Washington, D.C., Brussels and Cork, Ireland; and sales and service operations in 20 countries.

MEDIA CONTACTS:

Glenn Manoff (Media)
Tel.: 44-207-769-8290; fax: 44-207-769-8084; email: glenn.manoff@gtsgroup.com
                                                    -------------------------
Jim Shields (Investors)
Tel.: 44-207-769-8264; fax: 44-207-769-8068; email: jim.shields@gtsgroup.com
                                                    -------------------------

     This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainties. Although GTS believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by GTS or any other person that the objectives and plans of GTS will be achieved.


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